CleanSpark Announces Quarterly Results and 283% Increase in Revenues in a Statement to Shareholders

CleanSpark Inc. Delivers Record Year-Over-Year Revenue Improvement for the nine months ended June 30, 2020.

SALT LAKE CITY, August 4, 2020 -- CleanSpark, Inc. (Nasdaq: CLSK), a diversified software and services company, is pleased to update its shareholders and comment on the Company’s financial results presented in its most recent Form 10-Q. The Company recommends that readers also review the Company’s 10-Q in its entirety, a free copy of which is available to all interested parties on the Company’s website or on www.sec.gov.

Dear Fellow Shareholders,

As the planet begins to emerge from the catastrophic effects of the global pandemic, we consider ourselves blessed to have had the ability to continue the operations of our business largely unscathed. The massive disruption of our daily lives and the tragic health issues and loss of life around the world are clearly unprecedented. According to recent reports, the US economy contracted a record 32.9% during the second quarter of 2020. In spite of all of this uncertainty, CleanSpark continues to execute on its strategy and is pleased to report our eighth consecutive record-breaking quarter, significantly increasing year over year revenues. We remain optimistic that the Company will continue to see record-setting growth across our software and services segments.

Our sales in fiscal 2020 are again led by our custom electric switchgear hardware with more than $6.4 Million in products delivered during the nine months ending June 30, 2020. We continue to see a sizable percentage of repeat customers in this segment and we anticipate this trend will continue. As a result of our strong growth we have increased our targeted revenue from $7.0 to $7.5 million in delivered custom switchgear sales prior to the end of our 2020 fiscal year.

The Company’s increased focus on its mPulse software and controls platform, and mVSO, (microgrid Value Stream Optimizer) has continued to pay dividends with more than $1.0 million in related sales and nearly $1.0 million in additional contracted backlog coupled with a current proposal pipeline of approximately $10.0 million. During the nine months ended June 30, 2020, we delivered in excess of $1.0 million in software, energy storage and associated hardware. As a result of our strong growth we have increased our targeted revenue from $1.0 million to $1.3 million in delivered revenue related to this category prior to the end of our 2020 fiscal year.

The acquisition of p2klabs has enabled CleanSpark to accelerate the development and deployment of new features to its software platforms and expanded the overall sales and marketing capabilities. p2klabs generates high-margin service revenue and has contributed nearly $600,000 in revenues between February 1, 2020 and June 30, 2020. Since closing the acquisition, we have increased our investment in marketing and staff for the p2klabs business and expect the quarterly revenue contribution to increase significantly over the coming quarters. We continue to target $2.0 million in p2klabs revenue prior to the first anniversary of the acquisition, January 31, 2021.

We are sincerely grateful for the continued support from our shareholders. The most recent count exceeds 17,000 investors, including more than 10,000 shareholders on the Robinhood trading platform alone. We believe this significant increase indicates that the incoming generation of investors understand the magnitude CleanSpark’s disruptive approach brings to the rapidly evolving global energy markets. We continue to put our efforts towards, increasing shareholder value, achieving profitability, and improving our margin profile through increased software and service revenues.

Again, we appreciate your continued interest in, and passionate support of CleanSpark.

Heartfelt thanks from your fellow shareholders,

Zach and Matt

Zachary Bradford, CEO and S. Matthew Schultz, Chairman

Three months ended June 30, 2020 US GAAP Financial and Operating Highlights:

All amounts below are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) unless otherwise indicated.

•	Three-months ended June 30, 2020 Revenue of $3,438,674, up 181% from $1,222,736 in 2019.

•	Three-months ended June 30, 2020 Gross profit increased 152% to $544,735, up from $216,592 in 2019.

•	Three-months ended June 30, 2020 Net loss per share improved by $0.13 per share to $(0.77) from $(0.90) in 2019.

Nine months ended June 30, 2020 US GAAP Financial and Operating Highlights:

All amounts below are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) unless otherwise indicated.

•	Nine-months ended June 30, 2020 Revenue of $8,073,781, up 283% from $2,109,542 in 2019.

•	Nine-months ended June 30, 2020 Gross profit increased 246% to $1,342,875, up from $388,054 in 2019.

•	Nine-months ended June 30, 2020 Net loss per share improved by $1.13 per share to $(2.32) from $(3.45) in 2019.

Certain Non-U.S. GAAP Financial measures:

The Company assesses its results of operations using certain non-U.S. GAAP financial measures, in addition to U.S. GAAP financial measures. The Company believes these non-U.S. GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating performance in the same manner as management does.

The non-U.S. GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, any financial measures prepared in accordance with U.S. GAAP. The Company’s non-U.S. GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how the Company defines its non-U.S. GAAP financial measures.

Reconciliation of non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)

	For the Three months Ended
	June 30, 2020	June 30, 2019
Net loss (US GAAP)	$(8,551,301)	$(3,971,911)
Less: Depreciation, Amortization and other non-cash items:
Depreciation and amortization	703,367	618,130
Software amortization	41,877	344,871
Stock based compensation	172,931	432,971
Non-cash interest charges, amortization of debt discounts and other	7,066,496	1,495,213
Non-cash amortization of right of use assets	11,274	—
Unrealized gains on investments	(638,794)	—
Total Depreciation, Amortization and other non-cash items:	7,357,151	2,891,185

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$(1,194,150)	$(1,080,726)

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	For the Nine months Ended
	June 30, 2020	June 30, 2019
Net loss (US GAAP)	$(16,282,653)	$(14,020,002)
Less: Depreciation, Amortization and other non-cash items:
Depreciation and amortization	2,004,731	1,275,249
Software amortization	121,582	1,034,612
Stock based compensation	1,171,632	1,716,753
Non-cash interest charges, amortization of debt discounts and other	10,518,094	7,196,287
Non-cash amortization of right of use assets	33,000	—
Unrealized gains on investments	(1,622,553)	—
Loss on settlement of debts	—	19,425
Total Depreciation, Amortization and other non-cash items:	12,226,486	11,222,901

Non-GAAP Adjusted EBITDA (after elimination of stock based and other non-cash expenses)	$(4,056,167)	$(2,797,101)

Parties interested in learning more about CleanSpark’s services are encouraged to inquire by contacting the Company directly at info@cleanspark.com or visiting the Company’s website at https://www.cleanspark.com.

Investors are encouraged to contact the Company at ir@cleanspark.com, or visiting the Company’s website at https://ir.cleanspark.com/ where recent presentations and case studies are available to view.

About CleanSpark:

CleanSpark is a software and services company which offers software and intelligent controls for microgrid and distributed energy resource management systems and innovative strategy and design services.  The Company provides advanced energy software and control technology that allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military, agricultural and municipal deployment. Our product and services consist of intelligent energy controls, microgrid modeling software, and innovation consulting services in design, technology, and business process methodologies to help transform and grow businesses.

Forward-Looking Statements:

CleanSpark cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on CleanSpark's current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by CleanSpark that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the fitness of the product for a particular application or market, the expectations of future growth may not be realized, timing of deliveries of orders under contract, the successful integration of p2klabs, demand for our software products, the effect of COVID-19 on the economy and markets, generally, and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact - Investor Relations:

CleanSpark Inc.

Investor Relations

(801)-244-4405

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